EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 (Amendment No. 1) and to the incorporation by reference therein of our report dated July 17, 1998 with respect to the consolidated financial statements of ConSyGen, Inc. (a Texas Corporation) included in its Annual Report on Form 10-K for the year ended May 31, 1998, filed with the Securities and Exchange Commission.


         /s/ Wolinetz, Gottlieb & Lafazan, P.C.

         Rockville Centre, New York
          September 28, 1998